                                                                      EXHIBIT 11

                            AMERICAN HEALTHWAYS, INC.
                        EARNINGS PER SHARE RECONCILIATION
                                 AUGUST 31, 2003
                 (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

         The following is a reconciliation of the numerator and denominator of basic and diluted earnings per share (adjusted for the stock split effective November 2001 for the prior year periods):

Year Ended August 31,                                             2003             2002           2001
---------------------------------------------------------------------------------------------------------
Numerator:
   Net income - numerator for basic earnings per share         $   18,474       $   10,355     $    3,157
   Effect of dilutive securities                                        -                -              -
                                                               ----------       ----------     ----------
   Numerator for diluted earnings per share                    $   18,474       $   10,355     $    3,157
                                                               ==========       ==========     ==========

Denominator:
   Shares used for basic earnings per share                        15,524           14,973         12,936
   Effect of dilutive stock options outstanding                       981            1,121          1,123
                                                               ----------       ----------     ----------
   Shares used for diluted earnings per share                      16,505           16,094         14,059
                                                               ==========       ==========     ==========

Earnings per share:
   Basic                                                       $     1.19       $     0.69     $     0.24
                                                               ==========       ==========     ==========
   Diluted                                                     $     1.12       $     0.64     $     0.22
                                                               ==========       ==========     ==========